                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (the "Agreement") is entered into this 30th day of December, 1999 by and between Shanecy, Inc., a Delaware corporation with a place of business at 625 Howe Street, Suite 1530, Vancouver, British Columbia V6C 2T6 ("Shanecy"), and Shanecy Holdings, Inc., a Nevada corporation with a place of business at 625 Howe Street, Suite 1530, Vancouver, British Columbia V6C 2T6 (the "Company").

                                    RECITALS

         WHEREAS, Shanecy is a public company that concentrates its business in investing in companies that utilize the Internet to provide products and services to middle income consumers; and

         WHEREAS, Shanecy has created the Company as a wholly-owned subsidiary in order to make investments in and acquire businesses that facilitate its strategic purpose; and

         WHEREAS, Shanecy has determined to transfer 2,000,000 shares of its common stock to the Company (the "Acquired Shares") so that the Company may make such investments; and

         WHEREAS, the Company desires to acquire the Acquired Shares from Shanecy in exchange for the issuance of shares of its common stock (the "Common Shares") to Shanecy, and Shanecy desires to transfer the Acquired Shares to the Company in exchange for the Common Shares, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, it is therefore agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1. Currency; Certain Definitions. Unless otherwise indicated, all currency figures in this Agreement are denominated in U.S. dollars. Capitalized terms used, but not defined elsewhere, in this Agreement are defined as follows:

                  1.1 "Acquired Shares" means the 2,000,000 shares of the common stock of Shanecy to be acquired by the Company at the Closing.

                  1.2 "Affiliate" of a Person means another Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person (for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise) or (b) who is a director or officer of a corporation, general partner of a partnership, manager of a limited liability company, trustee of a trust or other Person who exercises managerial authority with respect to the subject Person; or (c) who owns (or has the discretionary right to acquire) 10% or more of the equity interests (including without limitation capital stock or partnership, membership or beneficial interests) of the subject Person.

                  1.3 "Closing" has the meaning set forth in Section 7.1 hereof.

                  1.4      "Closing Date" means the date of the Closing.

                  1.5 "Common Shares" means the 1,000 Common Shares of the Company, par value $0.001, to be acquired by Shanecy.

                  1.6 "Consent" means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any License or Order.

                  1.7 "Contract" means any written or oral contract, agreement, arrangement or understanding, including without limitation any loan agreement or indenture, purchase, sales, supply or service order or agreement, real property, equipment or other lease, or license of trade rights, to which Shanecy or the Company is a party or by which Shanecy, the Company or any of their respective assets are bound.

                  1.8 "Governing Document" means (a) the articles or certificate of incorporation (including any restatement, amendment or correction thereof or any certificate of designation thereunder) and the by-laws of a corporation, and any agreement between any shareholders thereof with respect to the voting or disposition of, or right to receive dividends or other distributions with respect to, the capital stock of such corporation; (b) the articles or certificate and the partnership agreement of a partnership; (c) the articles of organization and operating agreement of a limited liability company;
(d) the trust agreement of a trust; and (e) any similar agreement, certificate or other document, whether or not filed or required to be filed with a Governmental Authority, governing or relating to the organization, management or ownership of any Person.

                  1.9 "Governmental Authority" means any federal, state, local or foreign government or governmental authority, agency or instrumentality, or any court of competent jurisdiction.

                  1.10 "Law" means any statute, rule, regulation or ordinance of any Governmental Authority.

                  1.11     "Lease" means a lease of real property.

                  1.12 "License" means any license, permit, certification, qualification or franchise issued or granted by any Governmental Authority.

                  1.13 "Lien" means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

                  1.13 "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

                  1.14 "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

                  1.15 "Proceeding" means any action, suit, investigation, audit or other proceeding, at law or in equity, before or by any Taxing Authority or Governmental Authority.

                  1.16 "Tax" means any tax, fee, levy, assessment or other governmental charge imposed by any Taxing Authority (including without limitation any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, gains, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, occupancy, customs or occupation tax), and any interest, additions to tax and penalties in connection therewith.

                  1.17 "Taxing Authority" means the U.S. Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

                  1.18 "Tax Return" means any return, amended return, declaration, report, estimate, information return or statement regarding Taxes which is filed or required to be filed under applicable Law, whether on a consolidated, combined, unitary or separate basis or otherwise.

                  1.19 "Transaction Document" means this Agreement and each other agreement, instrument or other document being entered into by the Company or Shanecy or any related party at or in connection with the Closing.

                                   ARTICLE II

                ACQUISITION OF ACQUIRED SHARES AND COMMON SHARES

         2.1 Acquisition of Acquired Shares. At the Closing, subject to the terms and conditions set forth herein, Shanecy shall sell, assign, transfer and deliver the Acquired Shares to the Company, and the Company shall acquire the Acquired Shares from Shanecy.

         2.2 Acquisition of Common Shares. In consideration for the transfer of the Acquired Shares to the Company, the Company shall sell, assign, transfer and otherwise convey to Shanecy, and Shanecy shall subscribe for, one thousand (1,000) Common Shares of the Company.

         2.3. Acquisition Price. The Acquisition Price for the Acquired Shares, and for the Common Shares, shall be equal to the aggregate market value of the Acquired Shares on the Closing Date, and shall in each case be satisfied by delivery of the respective Shares to its transferee in accordance with the terms of this Agreement.

         2.4 Transactions. All of the transactions contemplated by this Agreement are to take place on the Closing Date, with the exception of those set forth in Article IX hereof, and are intended by the parties to be consummated concurrently; and if any such transaction is not consummated as provided herein, the parties shall take all actions necessary to dissolve and invalidate all other such transactions as if none of such transactions had been consummated.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SHANECY

         Shanecy hereby represents and warrants to the Company as follows:

         3.1 Organization. Shanecy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

         3.2 Power and Authority. Shanecy has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement has been, and on the Closing Date each other Transaction Document to which Shanecy is a party will be, duly executed and delivered by Shanecy, and this Agreement is, and each other Transaction Document to which Shanecy is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of Shanecy, enforceable against Shanecy in accordance with its respective terms, subject to
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         3.3 Absence of Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by Shanecy of its obligations hereunder or thereunder, will not, (i) violate any provision of the Governing Documents of Shanecy, or (ii) conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or result in the creation or imposition of any Lien upon Shanecy.

         3.4 Consents. No Consent of, or notice to, any Person is required as to Shanecy in connection with the execution and delivery of this Agreement or any other Transaction Document by Shanecy or the performance of its obligations hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon Shanecy or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         3.5 Litigation. No Proceeding is pending or threatened against or affecting Shanecy in which an unfavorable outcome would have a material adverse effect upon Shanecy or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. Shanecy has not received any notice of or, to its knowledge, is in default in respect of any Order, nor is there any such Order enjoining Shanecy in respect of, or the effect of which is to prohibit or curtail the performance of, the obligations of Shanecy hereunder or under any other Transaction Document.

         3.6 Title to Acquired Shares. Shanecy is the owner of the Acquired Shares, and such Shares are duly authorized, and will be at the Closing Date, free and clear of all Liens whatsoever, and will be validly issued, fully paid and nonassessable.

         3.7 Brokers or Finders. Neither Shanecy nor any Affiliate has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Company relating to any such employment or engagement by Shanecy or any Affiliate of Shanecy.

         3.8 Investment Intent. Shanecy is acquiring the Common Shares for investment, for its own account, and not with a view to, or for resale in connection with, any distribution thereof, nor with any current intention of distributing the Securities in violation of the securities laws of the United States or any foreign jurisdiction.

         3.9 No Misrepresentation by Shanecy. No representation, warranty or statement by Shanecy in this Agreement or in any certificate, exhibit or schedule furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Shanecy as follows:

         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

         4.2 Power and Authority. The Company has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement has been, and on the Closing Date each other Transaction Document to which the Company is a party will be, duly executed and delivered, and this Agreement is, and each other Transaction Document to which the Company is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         4.3 Absence of Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by the Company of its obligations hereunder and thereunder will not, violate any provision of the Governing Documents of the Company and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Lien upon the Company or any of its assets or the acceleration of the maturity or date of payment or other performance of any obligation of the Company by reason of the terms of, any agreement, indenture, instrument, license, lease, Lien or Order to which the Company is a party or is subject or which is or purports to be binding upon it.

         4.4 Consents. No Consent of, or notice to, any Person is required as to the Company in connection with the execution and delivery by the Company of this Agreement or any other Transaction Document or the performance of the obligations of the Company hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon the Company, or its assets or business or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         4.5 Litigation. No Proceeding is pending or, to the best of the Company's knowledge, threatened against or affecting the assets, operations or financial or other condition of the Company in which an unfavorable Order would prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. The Company is not in default in respect of any Order, nor is there any such Order enjoining the Company in respect of, or the effect of which is to prohibit or curtail the Company's performance of its obligations hereunder or under any other Transaction Document.

         4.6 Authorized Capital. The entire authorized capital of the Company currently consists of the following: 1,000,000 shares of common stock, par value $0.001, of which 1,000 Common Shares are issued and outstanding. All such Common Shares are duly authorized, validly issued, fully paid and nonassessable. No shares of common stock of the Company are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any capital stock or other interest of the Company, or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of the Company.

         4.7 No Undisclosed Liabilities. The Company is newly formed, and has not engaged in business other than to establish its operations. The Company does not have any liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business in establishing such operations.

         4.8 No Adverse Change. Since the date of its formation there has been no adverse change in the business, the assets or the financial or other condition of the Company, and the Company has not: (a) incurred any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting its business or its assets; (b) other than in the ordinary course of business, sold, assigned or transferred any of its assets or any interest therein; (c) incurred any obligation or liability (including any guaranty, indemnity, make-whole agreement for or with respect to any obligation or liability of another Person), or paid, satisfied or discharged any obligation or liability prior to the due date or maturity thereof, except current obligations and liabilities in the ordinary course of business; (d) other than in the ordinary course of business, created, incurred, assumed, granted or suffered to exist any Lien on any of its assets; (e) other than in the ordinary course of business, waived any right of value or canceled, forgiven or discharged any debt owed to it or any claim in its favor;(f) declared, set aside or paid any dividend or made or committed to make any other distribution in respect of any shares of its capital stock; or (g) effected any change in its business policies or practices, accounting methods, conventions, principles or assumptions or any change in the nature of the business relationships with its clients; or effected any transaction not in the ordinary course of business.

         4.9 Assets and Material Contracts. Other than this Agreement and the assets to be acquired hereby, the Company currently has no material contracts (including, without limitation, employment or other labor agreements, benefits arrangements and policies of insurance) and has no material assets.

         4.10 Compliance with Law. The Company has all Licenses and all Consents of Governmental Authorities required by applicable Law for it to conduct its business. All such Licenses and Consents are in full force and effect and the Company has not received notice of any pending cancellation or suspension thereof nor, to the best of the Company's knowledge, is any pending cancellation or suspension thereof threatened. The Company is in compliance in all material respects with each Law applicable to it. The Company has not received any notice of violation of any Law or Order.

         4.11 Tax. No Tax Returns of or relating to the Company have been filed. No Taxing Authority has asserted any claim that could result in the imposition of any Tax for which the Company is or may be liable or that could adversely affect the Tax liability of the Company. There is no pending Proceeding relating to any Tax for which the Company is or may be liable or that could adversely affect any Tax liability of the Company and, to the best of the Company's knowledge, no Taxing Authority is contemplating such a Proceeding or adjustment. The Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

         4.12 Brokers or Finders. Neither the Company nor any Affiliate thereof has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from Shanecy relating to any such employment or engagement by the Company or any Affiliate thereof.

         4.13 Investment Intent. The Company is acquiring the Acquired Shares for investment, for its own account, and not with a view to, or for resale in connection with, any distribution thereof, nor with any current intention of distributing the Acquired Shares, or any portion thereof, in violation of the securities laws of the United States or any foreign jurisdiction.

         4.14 No Misrepresentation by the Company. No representation, warranty or statement by the Company in this Agreement or in any certificate, exhibit or schedule furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                    ARTICLE V

                                    COVENANTS

         5.1 Best Efforts. From and after the date hereof and until the Closing, Shanecy and the Company shall use their respective best efforts, and shall cooperate with each other, to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

         5.2 The Company to Conduct Business in the Ordinary Course. From and after the date hereof and until the Closing, except as otherwise provided elsewhere herein or as Shanecy may otherwise consent (which consent shall not be unreasonably withheld), the Company shall, except as contemplated by Section 5.3 below: (a) not amend any of its Governing Documents; (b) not merge or consolidate with any other Person or effect any capital reorganization; (c) not declare, set aside or pay any dividend or make or commit to make any other distribution in respect of any shares of capital stock or other equity interests; (d) not acquire the business or assets, substantially as a whole, of any other Person or make any capital expenditure in excess of $25,000; and (e) not solicit or respond to any inquiry or proposal relating to any sale of its business or assets from any Person, other than Shanecy.

         5.3 Merger with Thesseus Holdings, Inc. The Company shall move promptly to complete its proposed merger with Thesseus Holdings, Inc., a Nevada corporation ("THI"), whereby THI shall merge with the Company and the Company shall be the surviving entity.

         5.4 Further Information. From and after the date hereof and until the Closing, each party shall furnish to the other party such information as either party may from time to time reasonably request and shall permit such party and its authorized representatives access during regular business hours and upon reasonable notice, at such party's sole expense, to examine the other party's books and records (which each party shall assemble and maintain at its principal executive offices) and to make inquiries of responsible Persons designated by each party with respect thereto; provided, that any information so disclosed by either party shall not constitute an additional representation or warranty beyond those expressly set forth in Articles III and IV hereof; and provided further that all such information shall be subject to Section 5.6.

         5.5 Public Announcements. From and after the date hereof and until the Closing; neither Shanecy nor the Company shall make or permit any Affiliate thereof to make, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld), unless such announcement is required by Law, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

         5.6 Confidentiality. Each party acknowledges that all information relating to or concerned with the business and affairs of the other party including without limitation all product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters, is proprietary and that its confidentiality is absolutely essential to the operation of the business of the other party. Accordingly, from and after the date hereof and until the Closing, neither party shall use or disclose to any Person any such information, without the other party's prior written consent, except to counsel for, or other representatives or agents of, such party or prospective lenders or other financing sources to such party as may be necessary or appropriate in order to effect the transactions contemplated hereby (in which case, any Person to whom any such information is disclosed shall be bound by the provisions of this Section 5.6) or as may be required by Law (in which case, such party shall promptly give notice to the other party of any demand, subpoena, order or legal process requiring disclosure so that such other party may seek a protective order or other confidential treatment of such information), unless, with respect to disclosure of such information to a third party, such party can demonstrate that such information was already known to such Person without any breach or violation of any confidentiality agreement for the benefit of the other party.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1 Conditions of Shanecy's Obligation to Close. The obligation of Shanecy to consummate the acquisition of the Common Shares in accordance herewith shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

                  (a) the representations and warranties made by the Company herein shall be true in all material respects on and as of the Closing Date, except those made as of a certain date which shall be true in all material respects as of such date (provided that participation in the Closing by Shanecy shall not in any way be deemed to waive any claim it may have for breach of any representation or warranty whether or not such breach was material);

                  (b) the Company shall have performed and complied with all obligations and conditions to be performed or complied with by it hereunder, including the consummation of the merger between it and THI;

                  (c) no Order or Law shall be in effect which prohibits Shanecy from consummating the transactions contemplated hereby;

                  (d) each Consent of, or notice to, any Governmental Authority or other Person required for the consummation of the purchase of the Securities shall have been obtained or given;

                  (e) there shall not have been any adverse change in the business of the Company since the date hereof; and

                  (f) the Company shall execute and/or deliver at the Closing all the documents so to be executed and/or delivered by the Company pursuant to
Section 7.2.

         6.2 Conditions of the Obligation of the Company to Close. The obligation of the Company to consummate the acquisition of the Acquired Shares in accordance herewith shall be subject to the satisfaction (or waiver by the Company) prior to or at the Closing of each of the following conditions:

                  (a) the representations and warranties made by Shanecy herein shall be true in all material respects on and as of the Closing Date, except those made as of a certain date which shall be true in all material respects as of such date (provided that the Company's participation in the Closing shall not in any way be deemed to waive any claim it may have for breach of any representation or warranty whether or not such breach was material);

                  (b) Shanecy shall have performed and complied with all obligations and conditions to be performed or complied with by it hereunder;

                  (c) no Order or Law shall be in effect which prohibits Shanecy from consummating the transactions contemplated hereby;

                  (d) each Consent of, or notice to, any Governmental Authority or other Person required for the issuance of the Securities; and

                  (e) Shanecy shall execute and/or deliver at the Closing all the documents so to be executed and/or delivered by Shanecy pursuant to Section 7.3.


                                   ARTICLE VII

                                 CLOSING MATTERS

         7.1 The Closing. The closing of the transaction contemplated hereby (the "Closing") shall be held at the offices of the Company, on January 18, 2000, or at such other place or on such other date, and at such time, as the parties hereto may agree. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously. When all such documents are so executed and/or delivered and all such actions are so taken, the closing of the transactions provided for herein shall be effective as of the opening of business on the Closing Date.

         7.2 Deliveries by the Company. At the Closing, the Company shall deliver to Shanecy:

                  (a) a certificate in the name of Shanecy representing the Common Shares; and

                  (b) a certificate of an authorized officer of the Company to the effect that all the conditions to closing set forth in Section 6.1 have been satisfied.

         7.3 Deliveries by Shanecy. At the Closing, Shanecy shall deliver to the Company:

                  (a) a certificate in the name of the Company representing the Acquired Shares; and

                  (b) a certificate of an authorized officer of Shanecy to the effect that all the conditions to closing set forth in Section 6.2 have been satisfied.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination in General. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual agreement of Shanecy and the Company;

                  (b) by either Shanecy or the Company (if such party is not in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before February 29, 2000, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

                  (c) by either Shanecy in the event of a material breach by or default of the Company, or by the Company in the event of a material breach by or default of Shanecy.

         8.2 Effect of Termination. Upon termination of this Agreement, all obligations of the parties shall terminate except those under Section 5.6 and
Article XI; provided, however, that no such termination shall relieve the Company of any liability to Shanecy, or Shanecy of any liability to the Company, by reason of any breach of or default under this Agreement.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

         9.1 Confidentiality. From and after the date of the Closing, the parties hereto shall keep absolutely confidential all information relating to or concerned with the Company or the investment of Shanecy therein. The parties shall not, at any time after the date hereof, use or disclose to any Person any such information without the written consent of all other parties, except as may be required by Law (in which case the party shall promptly give notice to the other parties of any demand, subpoena, order or other legal process requiring disclosure, in order to permit such parties to seek an appropriate protective order or other confidential treatment of such information).

         9.2 Keeping of Books and Records; Inspection thereof. The Company shall keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions. The Company shall permit and direct Shanecy, or any agents or representatives thereof, at any reasonable time and from time to time upon reasonable prior notice, to examine and make copies of and abstracts from the Company's records and books of account, to visit and inspect the Company's properties and it discuss the Company's affairs, finances and accounts with any of the directors, officers, employees or other representatives of the Company.

         9.3 Cooperation in Regulatory Filings. The Company shall provide all reasonable cooperation to Shanecy and its authorized representatives in the preparation and making of any necessary regulatory filings with any Governmental Authority.


                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification by the Company. From and after the Closing, the Company shall indemnify and defend Shanecy against, and hold Shanecy harmless from, and will pay to Shanecy the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which Shanecy or any shareholder, director, officer, member, manager, employee or agent of Shanecy may suffer or incur (including without limitation incidental to any claim or any Proceeding against Shanecy or any shareholder, director, officer, member, manager, employee or agent of Shanecy) based upon or resulting from:

                  (a) the breach or inaccuracy of any representation or warranty made by the Company herein or pursuant hereto; or

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

                  (b) the failure of the Company to perform or to comply with any covenant or condition required of the Company to be performed or complied with hereunder.

         10.2 Indemnification by Shanecy. From and after the Closing, Shanecy shall indemnify and defend the Company against, and hold the Company harmless from, and will pay to the Company the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Company may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Company) based upon or resulting from:

                  (a) the breach or inaccuracy of any representation or warranty made by Shanecy herein or pursuant hereto; or

                  (b) Shanecy's failure to perform or to comply with any covenant or condition required of Shanecy to be performed or complied with hereunder.

         10.3     Indemnification Procedures.

                  (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding by a third party subject to Sections 10.1 or 10.2 above, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this
Article 10, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder, provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

                  (b) In case any Proceeding is brought against an indemnified party, and provided that proper notice is duly given, the indemnifying party shall assume the defense thereof insofar as such Proceeding involves any loss, liability, claim, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). If the indemnifying party shall assume the defense of a Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense.

                  (c) If both the indemnifying party and the indemnified party are named as parties in or are subject to a Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expense on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances.

                  (d) No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid and foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. The indemnification required shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         10.4 Survival of Representations and Warranties. The representations and warranties of each party herein shall survive the Closing, notwithstanding any investigation or inquiry made by the other party, and continue until the later of three years after the Closing or until the expiration of the applicable statute of limitations. Any claim for indemnification under Section 10.1 (a) or Section 10.2 (a) shall be made within the applicable survival period set forth in this Section 10.4.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto.

         11.2 Fees and Expenses. Each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby, and Shanecy shall not pay any of the costs of this Agreement or the transactions contemplated hereby incurred on behalf of the Company (including but not limited to the fees and expenses of the legal, tax and accounting counsel and advisors for the Company).

         11.3 Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile transmission, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the its address first set forth above, or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause
(a)(i), the date of the receipt; in the case of clause (a)(ii), five business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

         11.4 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

         11.5 Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         11.6 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware, without regard to principles of choice of law or conflict of laws.

         11.7 Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Article 10 shall be the sole and exclusive remedy with respect to claims for monetary damages.

         11.8 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         11.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         11.10 Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned, whether by operation of law, merger, consolidation or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

         11.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

         11.12 Incorporation by Reference. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

         11.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.


SHANECY, INC.                             SHANECY HOLDINGS, INC.


By:                                       By:
   --------------------------                ------------------------------
   Harry J. Weitzel                          Jason Galanis
   Its Chief Executive Officer               Its President

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